Exhibit 99.1

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited proforma condensed combined financial information gives effect of the terms of the agreement and merger of Computer Software Innovations, Inc., (“CSI”) a South Carolina corporation and Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc. (“VBYR”).

Following the merger, VBYR continued as the surviving corporation and the separate corporate existence of CSI ceased; however, the merged entity is now known as Computer Software Innovations, Inc. (the “new CSI”) and trades on the over-the-counter bulletin board as CSWI.OB. Prior to the merger, VBYR had no assets, nominal operations and by definition under SEC guidelines is a public shell company. Accordingly, the transaction is treated as a reverse acquisition of a public shell company and has been accounted for as a recapitalization rather than a business combination. The historical financial statements of VBYR will be the historical statements of new CSI. Proforma financial information has been presented to provide full disclosure of the transactions.

The unaudited proforma condensed combined financial statements are based on the historical financial statements of CSI and VBYR, under the assumptions and adjustments set forth in the accompanying notes. The unaudited proforma condensed combined balance sheet as of December 31, 2004 gives effect to the merger as if the merger had been consummated on December 31, 2004. The unaudited proforma condensed combined statements of operations for the year ended December 31, 2003 give effect to the merger as if the merger had been consummated on January 1, 2003. The unaudited proforma condensed combined statements of operations for the twelve months ended December 31, 2004 give effect to the merger as if the merger had been consummated on January 1, 2004.

The unaudited proforma condensed combined financial statements should be read in conjunction with the historical financial statements of CSI and VBYR, including the respective notes to those statements. The proforma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the proforma information is presented.

The unaudited proforma condensed combined financial statements do not give effect to any cost savings that may result from merger and reverse acquisition.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2004

(in 000s)

	Computer Software Innovations, Inc. (CSI) (Audited)	VerticalBuyer, Inc. (VBYR) (Audited)			Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
CURRENT ASSETS:
Cash	$3,656	$—	[A	]	$(900)	$2,118
			[B	]	(960)
			[C	]	(470)
			[E	]	5,042
			[F	]	1,875
			[G	]	(6,125)

Investment in VBYR			[C	]	470	—
			[D	]	(470)
Accounts receivable	2,362	—			—	2,362
Inventories	—	—			—	—
Prepaid expenses	8	—			—	8
Property and equipment, net	143	—			—	143
Computer software costs, net	757	—			—	757
Other assets	1	—			—	1

TOTAL	$6,927	$—			$(1,538)	$5,389

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$774	$51	[C	]	$(73)	$752
Deferred revenue	1,213	—			—	1,213
Customer deposits	—	—			—	—
Deferred tax liability	212	—	[A	]	83	295
Taxes payable (receivable)	310	—	[A	]	(360)	(50)
Dividend payable			[B	]	2,500	—
			[G	]	(2,500)

Total current liabilities	2,509	51			(350)	2,210

LONG-TERM LIABILITIES
Notes payable - related parties	—	—	[D	]	5,500	3,750
			[F	]	1,875
			[G	]	(3,625)

Total liabilities	2,509	51			3,400	5,960

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	80	18	[H	]	(80)	18
Preferred stock	—	—	[E	]	5,042	5,042
Additional paid in capital	—	2,126	[H	]	80	2,206
Retained earnings (deficit)	4,070	(2,195)	[A	]	(374)	(7,856)
			[B	]	(3,460)
			[C	]	73
			[D	]	(5,970)
Stock option compensation	268	—	[A	]	(249)	19

Total Stockholders’ equity (deficit)	4,418	(51)			(4,938)	(571)

TOTAL	$6,927	$—			$(1,538)	$5,389

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

(in 000s, except share information)

	Computer Software Innovations, Inc. (CSI) (Audited)	VerticalBuyer, Inc. (VBYR) (Audited)			Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
REVENUE	$22,481	$—			$—	$22,481

OPERATING EXPENSES:
Cost of sales	12,525	—			—	12,525
General and administrative	7,422	126			—	7,548

Total operating expenses	19,947	126			—	20,073

INCOME (LOSS) FROM OPERATIONS	2,534	(126)			—	2,408

Income from discontinued operations	—	70			—	70
Interest income	21	—			—	21
Interest expense	—	—	[I	]	(204)	(204)
Other income	(1)	—			—	(1)

INCOME (LOSS) BEFORE PROVISION FOR TAXES	2,554	(56)			(204)	2,294

PROVISION (BENEFIT) FOR INCOME TAXES	1,033	—	[J	]	(69)	964

NET INCOME (LOSS)	$1,521	$(56)			$(135)	$1,330

BASIC NET INCOME PER COMMON SHARE	$19.02	$(0.01)				$0.51

DILUTED NET INCOME PER COMMON SHARE	$17.12	$—				$0.14

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	80,000	18,141,667	[K	]	(15,589,915)	2,631,752
DILUTED	88,860	18,141,667	[L	]	(8,381,039)	9,849,488

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(in 000s, except share information)

	Computer Software Innovations, Inc. (CSI) (Audited)	VerticalBuyer, Inc. (VBYR) (Audited)			Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
REVENUE	$19,241	$—			$—	$19,241

OPERATING EXPENSES:
Cost of sales	10,734	—			—	10,734
General and administrative	6,714	—				6,714

Total operating expenses	17,448	—			—	17,448

INCOME (LOSS) FROM OPERATIONS	1,793	—			—	1,793

Income from discontinued operations	—	—			—	—
Interest income	9	—			—	9
Interest expense	—	—	[I	]	(272)	(272)
Other income	2	—			—	2

INCOME (LOSS) BEFORE PROVISION FOR TAXES	1,804	—			(272)	1,532

PROVISION (BENEFIT) FOR INCOME TAXES	712	—	[J	]	(99)	613

NET INCOME (LOSS)	$1,092	$—			$(173)	$919

BASIC NET INCOME PER COMMON SHARE	$13.65	$—				$0.35

DILUTED NET INCOME PER COMMON SHARE	$12.33	$—				$0.09

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	80,000	17,033,334	[K	]	(14,481,582)	2,631,752
DILUTED	88,527	17,033,334	[L	]	(7,272,373)	9,849,488

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

NOTE 1 - COMPUTER SOFTWARE INNOVATIONS, INC.

Computer Software Innovations, Inc. (“CSI”), a South Carolina corporation, was formed on April 18, 1989. CSI is engaged in the business of development and sales of proprietary software and sales and distribution of computers and accessories. CSI is also engaged in providing a wide range of technology consulting services, including network and system integration, along with providing computer support and maintenances services.

NOTE 2 - VERTICALBUYER, INC.

VerticalBuyer, Inc. (“VBYR”), a Delaware corporation, is a public entity incorporated on September 24, 1999 for the purpose of creating Internet-based news sites dedicated to specific industries. During the periods presented, VBYR has been primarily engaged in seeking additional funding for working capital in order to sustain operations while management developed business opportunities. As such, VBYR meets the criteria of a public shell company in that it currently has no assets and no significant ongoing operations or revenue producing activities.

NOTE 3 – RECAPITALIZATION AND AGREEMENT AND PLAN OF MERGER

On January 31, 2005, CSI acquired 77% of the common stock of VBYR for $450,000 plus payment of legal fees of $20,000, after which CSI became the parent company and VBYR became a subsidiary of CSI. On February 10, 2005, CSI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VBYR pursuant to which CSI was then merged with and into VBYR (the “merger”).

Following the merger, VBYR continued as the surviving corporation and the separate corporate existence of CSI ceased; however, the merged entity is now known as Computer Software Innovations, Inc. (the “new CSI”) and trades on the over-the-counter bulletin board as CSWI.OB.

Transactions Prior to Merger

Before consummating the merger, CSI redeemed outstanding stock options for approximately 6,234 shares of common totaling approximately $900,000. Additionally, prior to the merger, CSI declared dividends to its shareholders totaling $3,460,000, with $960,000 paid immediately and $2,500,000 recorded as a dividend note payable that was paid from the proceeds of the preferred stock financing component of the transaction.

Merger Related Transactions

Under the Merger Agreement, CSI shareholders received two notes payable for $3,625,000 and $1,875,000 and approximately 2,526,904 shares of common stock of the surviving corporation. The $3,625,000 note payable was settled from the proceeds of the preferred stock financing and the note for $1,875,000 will be payable in 15 months with interest at prime plus 2%.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 3 – RECAPITALIZATION AND AGREEMENT AND PLAN OF MERGER (continued)

Merger Related Transactions (continued)

As stated in Note 2, prior to the transaction, VBYR had no assets. Accordingly, the transaction is treated as a reverse acquisition of a public shell and accounted for as a recapitalization of VBYR rather than a business combination. The historical financial statements of VBYR will be the historical statements of new CSI. For reporting future financial results, historical shareholders’ equity of CSI will be restated to reflect the recapitalization and shares received in the transaction. Immediately prior to entering into the Merger Agreement, VBYR effected a 40 to 1 reverse split of its common stock reducing its issued and outstanding shares of common stock from 18,141,160 to 453,529.

In the merger, the 77% shares purchased by CSI on January 31, 2005 were canceled resulting in approximately 2,526,904 shares being issued to former the CSI shareholders, resulting in total outstanding shares of 2,631,752.

To facilitate financing the Merger Agreement, new CSI completed a convertible preferred financing with Barron Partners, L.P. (“Barron”), an accredited investor. The convertible preferred financing with Barron was for $5,042,250, under a Preferred Stock Purchase Agreement. New CSI issued 7,217,736 shares of Series A Preferred Stock to Barron, which is convertible into an aggregate of 7,217,736 shares of common stock of new CSI at a conversion rate equal to $0.6986 per share. In addition, new CSI issued to Barron warrants to purchase an additional 3,608,868 shares of common stock of new CSI at an exercise price of $1.3972 per common share (Warrant A) and an additional 3,608,868 shares of common stock of new CSI at an exercise price of $2.0958 per common share (Warrant B). The shares of preferred stock and warrants which may be acquired by Barron are subject to limitations which restrict the amount of stock Barron is allowed to purchase. The note payable of $1,875,000 will be payable in 15 months with interest at prime plus 2%.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 4 - PROFORMA ADJUSTMENTS

Proforma adjustments on the attached financial statements include the following:

(in thousands)

[A]	To record the effect of the redemption of CSI’s outstanding stock options.

[B]	To record the declaration of dividends by CSI to its shareholders including the amount paid immediately and the amount recorded as a dividend note payable.

[C]	To record the purchase of 77% of VBYR common stock by CSI and to eliminate VBYR accounts payable to be paid from the seller’s proceeds.

[D]	To record the merger of CSI into VBYR in exchange for the stock of VBYR, and two notes payable to the CSI shareholders, net of the $470 paid to purchase stock of VBYR (see [C]).

[E]	To record the purchase of preferred stock in new CSI by Barron.

[F]	To record the loan made to new CSI by Barron.

[G]	To record the payment of the dividend and merger notes payable to original CSI shareholders.

[H]	To eliminate the common stock of CSI as a result of the merger into VBYR.

[I]	To record interest expense on $1,875 note payable to CSI shareholders and $1,875 note payable to Barron, each at prime plus 2% (currently 7.25%).

[J]	To record tax effects of proforma adjustments at tax rate of 34%.

[K]	To reflect the cancellation of the 77% shares purchased by CSI, the effect of the 40 to 1 stock split, and the issuance of 2,526,904 shares of common stock of the surviving corporation to the former CSI shareholders.

[L]	To reflect the cancellation of the 77% shares purchased by CSI, the effect of the 40 to 1 stock split, and the issuance of 2,526,904 shares of common stock of the surviving corporation to the former CSI shareholders and to assume the dilutive calculation of the conversion of the Series A Preferred Stock into common shares.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 5 – PROFORMA NET INCOME PER COMMON SHARE

Basic net income per common share is computed based on the number shares outstanding, after adjustment for the effects of the recapitalization, as though such shares had been outstanding from the beginning of the periods presented. The computation also reflects the 40 to 1 reverse stock split and the cancellation of the 77% shares purchased by CSI.

Diluted net income per common share is computed based on the number shares outstanding, assuming the dilutive effect of the conversion of the preferred stock into common shares issued as part of an equity financing to raise specific funds to facilitate the recapitalization and agreement and plan of merger.